Exhibit 99.1

Medalist Diversified REIT, Inc. SHIFTS TO LONG-TERM VALUE CREATION AMID CURRENT MARKET CONDITIONS

RICHMOND, Va., August 7, 2023--Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced today that it has paused its previously announced plan to sell certain assets and has shifted its strategy to focus on continuing to optimize long-term asset value. The move responds to evolving market conditions and aligns with the Company's commitment to its stockholders.

Francis P. Kavanaugh, the Company’s interim Chief Executive Officer and President, articulated this transition: "In response to the weakening capital markets, we are adjusting our approach to better serve the interests of our stockholders. We believe that selling assets in the current environment would not yield the best results for our stockholders. Instead, we are pivoting to focus on optimizing our existing portfolio, which we believe will be a more effective path to enhancing stockholder value."

Medalist will devote its resources to the continuous improvement of its properties and strengthening the credit profiles of its tenants. Kavanaugh continued, "We believe that our properties provide a solid foundation for growth. Our plan moving forward is to focus on optimization of our properties through strategic leasing and value-add enhancements over the next several months. By enhancing our properties and improving the experiences of our tenants, we aim to create lasting value."

Medalist’s Board of Directors and management team express their deep gratitude to the Company's stockholders for their ongoing patience and support during this period of transition and remain steadfast in their commitment to acting in the best interests of stockholders and driving long-term value.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at www.medalistreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the Company’s strategy and the impact, if any, of such strategy on the Company and the trading price of the Company’s common stock. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, disruptions associated with management internalizations, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Contacts

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com